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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 33-64335 and 33-64335-01) of Starwood Lodging Trust and Starwood Lodging Corporation of our report dated March 8, 1996 on our audits of the combined financial statements and supplementary information of Winston-Salem Hotel Ventures, Inc.; Needham Hotel Ventures, L.P.; Needham
Hotel Ventures, II, Inc.; Needham Hotel Ventures, Inc.; Minneapolis Hotel Ventures, Inc.; Palm Desert Hotel Ventures, Inc.; Allentown Hotel Ventures, Inc.; HOD Allentown I Corp.; HOD Allentown II Corp.; HOD Allentown Trust, Atlanta Hotel Ventures, Inc.; Tucson Hotel Ventures, Inc.; St. Louis Ventures, Inc.; and Arlington Heights Hotel Ventures, Inc. (collectively, the "Hotels of Distinction") as of and for the years ended December 31, 1995 and 1994 which report is included in this Form 8-K dated July 15, 1996. We also consent to the reference to our firm under the caption "Experts".



                                               Coopers & Lybrand L.L.P.

West Palm Beach, Florida
July 15, 1996